     As filed with the Securities and Exchange Commission on May 29, 2001
                     Registration Statement No. 333-61720

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                       Post Effective Amendment No. 1 to
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                                 GOOD GUYS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             94-2366177
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

               1600 Harbor Bay Parkway, Alameda, California 94502
               (Address of Principal Executive's Offices Zip Code)

          Good Guys Deferred Pay and Profit-Sharing Plan (the "Plan")
                              (Full title of plans)

                  Robert A. Stoffregen, Vice President/Finance,
                       Chief Financial Officer & Secretary
                                 Good Guys, Inc.
                             1600 Harbor Bay Parkway
                            Alameda, California 94502
                     (Name and address of agent for service)

                                 (510) 747-6000
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed Maximum     Proposed Maximum      Amount of
        Title of Securities                    Amount to be     Offering Price per   Aggregate Offering   Registration
         to be Registered                       Registered           Share(2)             Price(2)             Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share       1,000,000(1)           $4.25            $4,225,000.00         $1,056.25

Plan Interests                               Indeterminate(3)         N/A                  N/A                 N/A
------------------------------------------------------------------------------------------------------------------------
Total                                                                                                       $1,056.25
------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement includes shares of the Registrant's Common Stock that will be purchased by the Plan pursuant to one of its investment options in the open market. Accordingly, the number of shares being registered is an estimate. This Registration Statement also includes an indeterminate number of shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the Nasdaq National Market on May 24, 2001. No fee is paid for the interests in the employee benefit plan described herein pursuant to Rule 457(h).

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are incorporated by reference in this registration statement:

            (a) Registrant's Annual Report on Form 11-K for the fiscal year ended September 30, 2000 for the Good Guys! Deferred Pay Plan which effective as of May 1, 2001 is being merged with the Good Guys! Profit Sharing Plan and is being renamed the Good Guys Deferred Pay and Profit-Sharing Plan.

            (b) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and Form 10-Q for the period ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (c) Registrant's Transition Report on Form 10-K for the five-month transition period ended February 28, 2001;

            (d)   All other reports, if any, filed by Registrant pursuant to
                  Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended September 30, 2000;

            (e) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 6, 1986 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

Item 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            As permitted by Sections 102 and 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

            The Registrant's bylaws provide for indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

            The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

            There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

Item 8.     EXHIBITS.

       EXHIBIT
       NUMBER       DESCRIPTION OF DOCUMENT
       -------      -----------------------
        4.1         Merrill Lynch Special Prototype Defined Contribution Plan
                    and Trust and Adoption Agreement under which the Good Guys
                    Deferred Pay and Profit-Sharing Plan has been amended and
                    restated.

       EXHIBIT
       NUMBER       DESCRIPTION OF DOCUMENT
       -------      -----------------------
        5.1         Pursuant to Item 601(b)(5) of Regulation S-K and Rule
                    601(b)(5), because the Common Stock purchased by the Plan
                    will be purchased by the Trustee of the Plan only on the
                    open market, an opinion of counsel as to the legality of the shares being registered need not be and is not included
                    herein.

        23.1        Consent of Deloitte & Touche LLP.

        24.1        Power of Attorney.

            The undersigned Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.


Item 9.     UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on the 29th day of May, 2001.

                                        GOOD GUYS, INC.


                                        By:  /s/ RONALD A. UNKEFER
                                            ------------------------------------
                                             Ronald A. Unkefer
                                             Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ RONALD A. UNKEFER                      Chairman and Chief Executive     May 29, 2001
------------------------------------       Officer (Principal Executive
(Ronald A. Unkefer)                        Officer)


/s/ ROBERT A. STOFFREGEN                   Chief Financial Officer          May 29, 2001
------------------------------------       (Principal Financial and
(Robert A. Stoffregen)                     Accounting Officer)


STANLEY R. BAKER*                          Director                         May 29, 2001
------------------------------------
(Stanley R. Baker)


RUSSELL M. SOLOMON*                        Director                         May 29, 2001
------------------------------------
(Russell M. Solomon)


JOHN E. MARTIN*                            Director                         May 29, 2001
------------------------------------
(John E. Martin)


GARY M. LAWRENCE*                          Director                         May 29, 2001
------------------------------------
(Gary M. Lawrence)


JOSEPH P. CLAYTON*                         Director                         May 29, 2001
------------------------------------
(Joseph P. Clayton)


JOSEPH M. SCHELL*                          Director                         May 29, 2001
------------------------------------
(Joseph M. Schell)


KENNETH R. WELLER*                         Director                         May 29, 2001
------------------------------------
(Kenneth R. Weller)


*By:  /s/ ROBERT A. STOFFREGEN
      ------------------------------
           Attorney-in-Fact

            The Plan: Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on the 29th day of May, 2001.

                                        GOOD GUYS DEFERRED PAY AND
                                        PROFIT--SHARING PLAN


                                        By:/s/ Robert A. Stoffregen
                                           -------------------------------------
                                        Name:  Robert A. Stoffregen
                                        Title: Chief Financial Officer,
                                               Secretary and Plan Administrator

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER       DESCRIPTION OF DOCUMENT
       -------      -----------------------
        4.1         Merrill Lynch Special Prototype Defined Contribution Plan
                    and Trust and Adoption Agreement under which the Good Guys
                    Deferred Pay and Profit-Sharing Plan has been amended and
                    restated.

        5.1         Pursuant to Item 601(b)(5) of Regulation S-K and Rule
                    601(b)(5), because the Common Stock purchased by the Plan will be purchased by the Trustee of the Plan only on the open market, an opinion of counsel as to the legality of the shares being registered need not be and is not included herein.

        23.1        Consent of Deloitte & Touche LLP.

        24.1        Power of Attorney.